Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Debtors: Mesa Air Group, Inc., et al. (1)
Case Number: Jointly Administered 10-10018 (MG)

Monthly Operating Report for the Period:
Month ended February 28, 2010

Federal Tax ID # 85-0302351

Debtors' Address:
410 N 44th Street Suite 700
Phoenix, AZ 85008

Monthly Net Income/(Loss): ($0.246) million

Debtors' Attorney:
Pachulski, Stang, Ziehl & Jones LLP
780 Third Avenue, 36th Floor
New York, NY 10017-2024
Telephone: (212) 561-7700
Fax: (212) 561-7777
http://www.pszjlaw.com

Report Preparer: Mesa Air Group, Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors'
financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: April 1, 2010 /s/ Mike Lotz
Mike Lotz
President and Chief Financial Officer

(1) See next page for a listing of Debtors by case number.
(2) All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

MESA AIR GROUP, INC., ET AL.
MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number
Mesa Air New York, Inc.	10-10017
Mesa Air Group, Inc.	10-10018
Mesa In-Flight, Inc.	10-10019
Freedom Airlines, Inc.	10-10020
Mesa Airlines, Inc.	10-10021
MPD, Inc.	10-10022
Ritz Hotel Management Corp.	10-10023
Regional Aircraft Services, Inc.	10-10024
Air Midwest, Inc.	10-10025
Mesa Air Group Airline Inventory Management, LLC	10-10030
Nilchi, Inc.	10-10027
Patar, Inc.	10-10028

MESA AIR GROUP, INC., ET AL.
SCHEDULE OF DISBURSEMENTS

		Disbursements for	Disbursements for
	Case	month ended	January 5, 2010 to
Debtor Name	Number	February 28, 2010	January 31, 2010
Mesa Air New York, Inc.	10-10017	$-	$-
Mesa Air Group, Inc.	10-10018	1,244,806	1,128,964
Mesa In-Flight, Inc.	10-10019	-	-
Freedom Airlines, Inc.	10-10020	1,945,715	1,137,194
Mesa Airlines, Inc.	10-10021	30,568,004	20,791,947
MPD, Inc.	10-10022	156,100	102,356
Ritz Hotel Management Corp.	10-10023	-	-
Regional Aircraft Services, Inc.	10-10024	519,981	575,558
Air Midwest, Inc.	10-10025	147	195
Mesa Air Group Airline Inventory Management, LLC	10-10030	5,833,085	811,717
Nilchi, Inc.	10-10027	-	-
Patar, Inc.	10-10028	-	-

MESA AIR GROUP, INC., ET AL.
MONTHLY OPERATING REPORT
INDEX

Description	Page
Condensed Consolidated Debtors-in-Possession Statement of Operations for the month ended
February 28, 2010 and filing to date	5
Condensed Consolidated Debtors-in-Possession Balance Sheets as of February 28, 2010
and all subsequent periods post-petition date	6
Condensed Consolidated Debtors-in-Possession Statement of Cash Flows for the month ended
February 28, 2010 and filing to date	7
Notes to the Condensed Consolidated Monthly Operating Report	8

MESA AIR GROUP, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

(In $U.S. 000's)	Month ended	January 5, 2010	Filing
	February 28, 2010	to January 31, 2010	to Date

Revenues:
Passenger	$65,457	$61,488	$126,945
Cargo	-	-	-
Other	463	381	845
Total revenue	65,921	61,869	127,789

Operating expenses:
Flight operations	19,787	20,719	40,507
Flight operations - nonoperating aircraft	5,291	2,163	7,453
Aircraft fuel	14,992	15,953	30,945
Aircraft and traffic servicing	3,701	3,897	7,598
Maintenance	13,788	10,826	24,615
Promotion and sales	333	190	523
General and administrative	3,342	3,040	6,382
Depreciation and amortization	3,322	2,926	6,248
Impairment of long-lived asset	-	-	-
Total operating expenses	64,556	59,714	124,270

Operating Income (Loss)	1,365	2,155	3,520

Nonoperating income (expense)
Interest income	369	322	691
Interest expense	(1,565)	(1,343)	(2,908)
Other, net (Note 9)	309	(323)	(14)
Total nonoperating income (expense)	(887)	(1,344)	(2,231)

Income (loss) before reorganization items and income taxes	478	811	1,288

Income taxes	(132)	(87)	(219)
Loss (gain) on reorganization items (Note 5)	854	1,060	1,914

Income (loss) before discontinued operations	(244)	(162)	(407)

Loss (gain) from discontinued operations	2	(704)	(702)

Net income (loss)	$(246)	$542	$296

The accompanying notes are an integral part of the financial statements.

MESA AIR GROUP, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

(In $U.S. 000's, except share data)
		February 28, 2010	January 31, 2010

	ASSETS
Current Assets:
Cash and cash equivalents		$78,707	$67,471
Short-term investments		873	885
Restricted investments		11,660	12,764
Receivables, net of allowance		15,600	10,130
Inventories, net of allowance		27,329	27,267
Prepaid expenses and other assets		125,212	141,547
Total current assets		259,380	260,063

Property and equipment, net		550,459	552,378
Security and other deposits		11,787	11,786
Other assets		134,057	133,964
Total Assets		$955,683	$958,191

	LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities not subject to compromise:
Current Liabilities:
Accounts payable (Note 7)		$4,634	$4,817
Air traffic liability		4,151	3,791
Other accrued expenses		42,205	41,659
Income tax payable		3,460	3,597
Deferred revenue and other current liabilities		-	-
Total current liabilities not subject to compromise		54,450	53,863

Deferred credits and other liabilities		102,581	104,612
Long term deferred income tax		156,719	156,719
Other long-term debt post petition		-	-
Total liabilities not subject to compromise		259,300	261,332

Liabilities subject to compromise (Note 6)		536,132	537,002
Total liabilities		849,882	852,196

Stockholders' equity:
Preferred stock, no par value, authorized
2,000,000 shares; none issued		-	-
Common stock, no par value and additional paid-in capital,
900,000,000 shares authorized; 175,217,249 and
175,217,249 shares issued and outstanding, respectively		118,676	118,676
Deferred Stock Compensation		1,469	1,417
Retained Earnings		(14,345)	(14,098)
Total stockholders' equity		105,801	105,995

Total liabilities and stockholders' equity		$955,683	$958,191

The accompanying notes are an integral part of the financial statements.

MESA AIR GROUP, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

(In $U.S. 000's)	Month ended	January 5, 2010	Filing to
	February 28, 2010	to January 31, 2010	Date

Cash flows from operating activities:
Net income (loss) from continuing operations	$(248)	$(162)	$(410)
Net income (loss) from discontinued operations	2	704	706
Net income (loss)	(246)	542	296

Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	3,323	3,362	6,685
Impairment charges	-	(1,080)	(1,080)
Amortization of deferred credits	(1,464)	(1,338)	(2,802)
Amortization of restricted stock awards	52	65	118
Amortization of contract incentive payments	27	27	55
Provision for obsolete expendable parts and supplies	108	127	235
Changes in operating assets and liabilities:			-
Net (purchases) sales of investment securities	12	(885)	(873)
Receivables	(5,470)	3,626	(1,844)
Expendable parts and supplies	(170)	(13)	(183)
Prepaid expenses and other assets	16,335	19,133	35,469
Other assets	50	50	100
Accounts payable	1,098	9,026	10,124
Income taxes payable	(137)	569	432
Air traffic liability	-	-	-
Other accrued liabilities	916	9,188	10,103
Reorganization items	(854)	(1,060)	(1,914)
Net cash provided by (used in) operating activities	13,581	41,339	54,920

Cash flows from reorganization activities
Net cash provided by (used in) reorganization activities	-	-	-

Total net cash proved by (used in) operating activities	-	-	-

Cash flows from investing activities:
Capital expenditures	(1,378)	(1,538)	(2,916)
Proceeds from sale of flight equipment and expendable inventory	-	-	-
Change in restricted cash	1,104		1,104
Equity method investment	(213)	340	127
Investment deposits	-	-	-
Change in other assets	16	11	27
Net returns (payments) of lease and equipment deposits	(1)	(47)	(48)
Net cash (used in) provided by investing activities	(471)	(1,235)	(1,706)

Cash flows from financing activities:
Principal payments on long-term borrowings	(1,874)	(1,867)	(3,740)

Net cash (used in) provided by financing activities	(1,874)	(1,867)	(3,740)
			-
Increase (decrease) in cash and cash equivalents	11,236	38,238	49,474

Cash and cash equivalents at beginning of period	67,471	29,233	29,233

Cash and cash equivalents at end of period	$78,707	$67,471	$78,707

The accompanying notes are an integral part of the financial statements.

MESA AIR GROUP, INC., ET AL.

NOTES TO MONTHLY OPERATING REPORT

1. Background and Organization

General - Mesa Air Group, Inc. ("Mesa" or the "Company") is a holding company whose principal subsidiaries operate as regional air carriers providing scheduled passenger and airfreight service. As of February 28, 2010, the Company served 126 cities in 41 states, the District of Columbia, Canada, and Mexico and operated a fleet of 120 aircraft with approximately 650 daily departures.

Chapter 11 Reorganization Cases - On January 5, 2010 (the "Petition Date"), Mesa Air Group, Inc. and its eleven subsidiaries (the "Debtors") filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court"). The Debtors continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. On January 14, 2010, the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.

2. Basis of Presentation

Condensed Consolidated Debtor-in-Possession Financial Statements - The unaudited financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors. The results of operations for the period from January 5, 2010 to January 31, 2010 were estimated based upon estimates that included the use of statistical data, processed revenue, fuel purchases and a pro-ration of calendar days within the month of January. Amounts presented in the unaudited Statement of Cash Flows for the period from January 5, 2010 to January 31, 2010 were based on estimated asset and liability balances as of the filing date and actual balances as of January 31, 2010, as well as the aforementioned estimated results of operations for the period from January 5, 2010 to January 31, 2010.

American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors' financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7. Further information concerning the Debtors' accounting policies will be found in the footnotes to our Annual Report on Form 10-K for the period ended September 30, 2009 once filed and subsequent filings on Form 10-Q when filed with the United States Securities and Exchange Commission.

The unaudited consolidated financial statements have been derived from the books and records of the Debtors. Certain financial information, however, has not been subject to procedures that typically would be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") and, upon the application of such procedures, the Debtors believe that the financial information will be subject to changes. These changes could be material. The information furnished in this report includes primarily normal recurring adjustments, but does not include all of the adjustments that typically would be made for quarterly financial statements in accordance with U.S. GAAP. Certain prepaid balances and pre- and post- petition trade accounts payable balances are subject to further review and reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended September 30, 2009 once filed and subsequent filings on Form 10-Q when filed with the United States Securities and Exchange Commission.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.

Case Number: 10-10018 (MG) (Jointly Administered)

Intercompany Transactions - Intercompany transactions between Debtors have been eliminated in the financial statements contained herein.

Property and Equipment, net - Recorded at cost net of accumulated deprecation.

Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in future years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records deferred tax assets for the value of benefits expected to be realized from the utilization of alternative minimum tax credit carry forward, capital loss carryforward and state and federal net operating loss carryforward. We periodically review these assets to determine the likelihood of realization. To the extent we believe some portion of the benefit may not be realizable, an estimate of the unrealized position is made and an allowance recorded. The Company and its consolidated subsidiaries file a consolidated federal income tax return. As of February 28, 2010, the Company estimated an effective tax rate of 35%.

The Debtors have received approval to pay pre-petition employee withholding obligations in addition to employment and wage-related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain first day motions. As such, the Debtors have paid such taxes when due. In addition, all post-petition tax obligations have been fully paid to the proper taxing authorities to the extent they were due during the current reporting period.

Further, employee withholding obligations are pre-funded by the Debtors and paid directly by the Debtors' payroll contractor, Automatic Data Processing, Inc. ("ADP"). Thus, no further information regarding taxes is included in this report.

3. Insurance

All insurance premiums have been paid to the proper insurance company or broker when due during the current reporting period, and all insurance policies are in force as of the filing of this report.

4. Cash Management System & Use of Cash

The Court has entered interim orders authorizing the Debtors to continue to use their existing cash management system including: (i) investment guidelines; (ii) maintenance of existing bank accounts and business forms; and (iii) the authorization to open and close bank accounts. The Debtors are continuing to collect and disburse cash since the Petition Date using the existing cash management system.

Case Number: 10-10018 (MG) (Jointly Administered)

5. Reorganization items

SOP 90-7 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under Chapter 11. The Debtors' reorganization items consist of the following:

(In $U.S. 000's)		January 5, 2010
	Month ending	to	Filing to
	February 28, 2010	January 31, 2010	Date
Professional fees directly related to reorganization	$854	$1,060	$1,914
Unsecured claims allowed by the court	-	-	-
Loss on sale-leaseback transactions	-	-	-
Write-off of debt issuance cost	-	-	-
Gains on the sale of aircraft	-	-	-
Cost related to the early return and sale of aircraft	-	-	-
Write-off of note receivable	-	-	-
Loss/(gains) on contract terminations, net	-	-	-
Other	-	-	-
Total loss/(gain) on reorganization items	$854	$1,060	$1,914

Professional fees directly related to the reorganization ("Professional Fees") include fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured creditors. Professional Fees are estimated by the Debtors and will be reconciled to actual invoices when received.

6. Liabilities Subject to Compromise

As a result of the Chapter 11 Filings, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise affect payment of pre-Chapter 11 liabilities are stayed. At hearings held in January and February, the Court granted final approval of many of the Debtors' "first day" motions covering, among other things, human capital obligations, supplier relations (including fuel supply and fuel contracts), insurance, customer relations, business operations, certain tax matters, industry agreements, utilities, case management and retention of professionals.

The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may reject pre-petition executory contracts and unexpired leases with respect to the Debtors' operations, with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and will be classified as liabilities subject to comprise. Holders of pre-petition claims will be required to file proofs of claims by a bar date to be determined by the Court. The deadline for the filing of proofs of claims against the Debtors in this case has not been set yet.

A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases. Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

SOP 90-7 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

Case Number: 10-10018 (MG) (Jointly Administered)

Liabilities Subject to Compromise consist of the following:

(In $U.S. 000's)
	February 28,	January 31,
	2010	2010
Accounts payable and other accrued expenses	$68,090	$66,810
Accrued interest expense	5,937	6,197
Accrued maintenance events	-	-
Write-off of debt issuance cost	-	-
Secured aircraft debt	391,771	393,692
Other secured debt	10,407	10,414
Unsecured debt	59,928	59,889
Convertible bonds	-	-
Total liabilities subject to compromise	$536,132	$537,002

Liabilities subject to compromise include trade accounts payable related to pre-petition purchases, all of which were scheduled for payment in the post-petition period. As a result, the cash flows from operations were favorably affected by the stay of payment related to these accounts payable.

7. Post-petition Accounts Payable

To the best of the Debtors' knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms except for approximately $4.6 million of invoices received, not yet paid, as of February 28, 2010.

8. Owned and Leased Aircraft

On January 26, 2010, the Court approved the abandonment of twenty (20) Beech 1900D aircraft and related airframe, engines, propellers, avionics and all other equipment, parts and components installed in or on, or acceded to, or associated with the related aircraft.

The Debtor is currently developing a fleet plan to address the remaining owned and leased aircraft. The Debtor continues to accrue lease and interest expenses in accordance with pre-petition contracts until lease and debt agreements are finalized and approved by the Court. The line item labeled Flight Operations - Nonoperating Aircraft includes lease expense related to aircraft currently not in operation.

9. Other, Net

Other, Net includes gain / (loss) on disposal of assets, debt conversion expense, recognition of our share of gain/(loss) in our Hawaiian joint venture and other miscellaneous expenses. This total excludes gains / (losses) on minority investments that are reported quarterly.

Case Number: 10-10018 (MG) (Jointly Administered)

10. Payments to Insiders

Of the total disbursements listed herein, the amounts paid to insiders during the current reporting period are as follows:

Name	Type of Payment	Amount Paid (Feb 1 - Feb 28)
Ornstein,Jonathan G	Wages / Expenses	42,115.36
Lotz,Michael J	Wages / Expenses	32,452.19
Gillman,Brian S	Wages / Expenses	26,087.30
Foley,Paul F	Wages / Expenses	13,461.60
James Swigart	Wages / Expenses	13,988.84
Keith Kranzow	Wages / Expenses	11,923.04
Butler,David K	Wages / Expenses	11,538.40
Gary Appling	Wages / Expenses	9,733.27
Eric Gust	Wages / Expenses	7,580.56
Skellon,Paul	Wages / Expenses	8,523.97
Ferverda,Michael L	Wages / Expenses	7,692.32
Chris Pappaioanou	Wages / Expenses	6,538.40
Edward Gomes	Wages / Expenses	6,538.40
Ryan Gumm	Wages / Expenses	7,043.59
Robert Hornberg	Wages / Expenses	6,153.92
Kenley Chambers	Wages / Expenses	5,384.64
Thayer, Richard	Wages / Expenses	10,750.00
Beleson,Robert	Wages / Expenses	8,250.00
Altobello,Daniel	Wages / Expenses	7,750.00
Manson III,Joseph	Wages / Expenses	5,250.00
Nostrad,Peter	Wages / Expenses	8,250.00
Parker,Maurice	Wages / Expenses	4,750.00
Bonilla,Carlos	Wages / Expenses	5,250.00

Case Number: 10-10018 (MG) (Jointly Administered)